Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 30, 2013 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Flamel Technologies 's Annual Report on Form 20-F for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Lyon, France, February 12, 2014

PricewaterhouseCoopers Audit

Represented by

/s/ Nicolas Brunetaud

Nicolas Brunetaud (signed)